UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 14, 2022
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The Oncology Institute, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39248 (Commission File Number)	84-3562323 (I.R.S. Employer Identification Number)
18000 Studebaker Rd, Suite 800 Cerritos, California 90703
(Address of principal executive offices and zip code)
(562) 735-3226
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001	TOI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Common stock, each at an exercise price of $11.50 per share	TOIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On July 14, 2022, The Oncology Institute, Inc. (the "Company") held its 2022 Annual Meeting of Stockholders (the "2022 Annual Meeting"). At the meeting, a total of 59,998,914 shares were voted, representing 80.58% of the 74,455,497 shares of the Company’s Common Stock outstanding as of the May 16, 2022 record date. The result of the items voted on at the 2022 Annual Meeting are as follows:

Proposal I:    Election of Directors

All seven nominated directors were elected to hold office until the 2023 annual meeting. The stockholders voted as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Brad Hively	58,803,962	—	506,871	688,081
Richard Barasch	58,803,907	—	506,926	688,081
Karen Johnson	58,803,962	—	506,871	688,081
Dr. Mohit Kaushal	58,803,962	—	506,871	688,081
Anne McGeorge	58,803,962	—	506,871	688,081
Maeve O’Meara	58,803,907	—	506,926	688,081
Ravi Sarin	58,803,962	—	506,871	688,081

Proposal II:    Ratification of the Appointment of Independent Registered Public Accountants

The ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022, the stockholders voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,985,172	—	1,013,742	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2022

The Oncology Institute, Inc.

By:	/s/ Brad Hively
Name:	Brad Hively
Title:	Chief Executive Officer